Exhibit 10.2

GUARANTEE

This Guarantee (this “Guarantee”), dated as of September 15, 2023, is made by Agri-Fintech Holdings, Inc., a Nevada corporation (“TMNA”) and Dozy Mmobuosi, an individual (“Mmobuosi”, and together with TMNA, the “Guarantors”), in favor of Darren Mercer, an individual (“Executive”), collectively referred to hereinafter as the “Parties” and individually as a “Party”.

R E C I T A L S

WHEREAS, pursuant to that certain Separation Agreement, of even date herewith (“Separation Agreement”), by and between Executive and Tingo Group, Inc. (the “Company”), the Company and Executive have agreed to end their employment relationship as more particularly set forth therein; and

WHEREAS, the Separation Agreement requires the Company to make certain cash and share payments to Executive thereunder; and

WHEREAS, TMNA is the largest shareholder of the Company and Mmobuosi is the controlling beneficial owner of TMNA; and

WHEREAS, in order to effectuate the purposes of the Separation Agreement, Executive requires, and Guarantors are willing to provide, the guarantee provided herein.

NOW, THEREFORE, in consideration of the foregoing premises, Guarantors hereby agrees with Executive as follows:

1. Definitions. Unless otherwise defined herein, capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Joint Venture Agreement. The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section and Schedule references are to this Guarantee unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The following terms shall have the following meanings:

“Executive” has the meaning set forth in the preface above.

“Guarantee” means this Guarantee, as the same may be amended, supplemented or otherwise modified.

“Guarantors” has the meaning set forth in the preface above, and “Guarantor” means any one of them.

“Mmobuosi” has the meaning set forth in the preface above.

“Obligations” means the collective reference to all obligations and undertakings of the Company of whatever nature, monetary or otherwise, under the Separation Agreement, together with all reasonable attorneys’ fees, disbursements and all other costs and expenses of collection incurred by Executive in enforcing any of such obligations and/or this Guarantee.

“Party” or “Parties” has the meaning set forth in the preface above.

“Separation Agreement” has the meaning set forth in the recitals.

“TMNA” has the meaning set forth in the preface above.

2. Guarantee.

(a) Joint Guarantee.

(i)	The Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantee to Executive the prompt and complete payment and performance by the Company when due of the Obligations.

(ii)	Each of TMNA and Mmobuosi, as the largest shareholder of the Company and the controlling beneficial owner of TMNA, hereby acknowledge sufficient consideration for the guarantee herein provided.

(iii)	In connection with the foregoing, in the event that any part of the Separation Payment (as such term is defined in the Separation Agreement) is not paid on the date it is due, the Executive shall have the right, but not the obligation, upon five (5) business days written notice to the Company, to require Guarantors, on a joint and several basis, to deliver to the Executive a number of shares of common stock of the Company calculated by reference to such unpaid Separation Payment. The exercise of the guaranty shall be irrevocable as to the Executive, the Company and the Guarantors, and the Company may not, from and after such notice, cure such default by making payment of the applicable portion of the Separation Payment. Any legends recorded on the shares (or any certificates reflecting such shares) to be delivered pursuant to this Section 2(a)(iii) shall be removed prior to such delivery. For purposes of this Section 2(a)(iii), the number of such shares shall be determined by reference to the lower price of:

(1)	One-Half (½) of the volume-weighted average trading price of the Company’s shares for the five-day period prior the date of notice provided in this Section 2(a)(iii); or

(2)	Fifty Cents ($0.50).

2

(iv)	The guarantee contained in this Section 2 shall remain in full force and effect until all the Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full. Guarantors shall not sell, gift, transfer, pledge, mortgage, hypothecate or otherwise dispose of or alienate any interest in any shares currently held by them until Seller has received the full amount of the Purchase Price (including, for the avoidance of doubt, any shares delivered pursuant to one or more exercises by the Executive of this Guarantee). In order to verify compliance with the provisions of this clause (iv), Guarantors shall provide to the Executive, upon request, account statements, book statements, or other documents verifying Guarantor’s continued ownership of their shares until such time as the Purchase Price has been paid in full.

(b) Amendments, Etc. With Respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by Executive may be rescinded by Executive and any of the Obligations continued, and the Obligations, or the liability of any other person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Executive hereunder, under the Separation Agreement, and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Executive may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by Executive for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Executive shall have no obligation to protect, secure, perfect or insure any Lien at any time held by Executive as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

(c) Payments. Each Guarantor hereby guarantees that cash payments hereunder will be paid to Executive without set-off or counterclaim in U.S. dollars at the address and account provided by Executive in connection with the Separation Agreement.

3. Covenants. Each Guarantor covenants and agrees with Executive that, from and after the date of this Guarantee until the Obligations shall have been paid in full, such Guarantor shall take, and/or shall refrain from taking, as the case may be, each commercially reasonable action that is necessary to be taken or not taken, as the case may be, so that no event of default is caused by the failure to take such action or to refrain from taking such action by such Guarantor.

3

4. Miscellaneous.

(a) Entire Agreement. This Guarantee, together with the Separation Agreement, contains the entire understanding among the Parties, and supersedes any prior understandings, agreements, or representations, written or oral, of the Parties with regard to the subject matter contain herein and therein.

(b) Counterparts and Facsimile. This Guarantee may be executed in separate counterparts and by facsimile or electronic transmission, each of which will be an original and all of which taken together shall constitute one and the same agreement, and any Guarantor hereto may execute this Guarantee by signing any such counterpart.

(c) Further Assurances; Additional Documents. Each of the Guarantors shall promptly execute such additional documents, instruments, and other items as Executive or the other Guarantor may reasonably request from time to time for the purpose of effectuating this Agreement.

(d) Severability. Whenever possible, each provision of this Guarantee shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Guarantee is held to be invalid, illegal, or unenforceable under any applicable law or rule, the validity, legality, and enforceability of the other provisions of this Guarantee will not be affected or impaired thereby.

(e) Successors and Assigns. This Guarantee shall be binding upon and inure to the benefit of Executive and his heirs, successors, assigns, beneficiaries, and personal representatives.

(f) Modification, Amendment, Waiver, or Termination. No provision of this Guarantee may be modified, amended, waived, or terminated except by an instrument in writing signed by the Guarantors and approved in writing by the Executive.

(g) Applicable Law and Jurisdiction. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, excluding any choice of law provisions that may direct the application of the laws of another jurisdiction. The Parties further agree to submit to the exclusive jurisdiction of the courts of the State of New York in any dispute arising out of or relating to this Guarantee or the Separation Agreement.

4

(h) Confidentiality. The Parties agree that this Guarantee and the terms and conditions herein are strictly confidential. No Party shall disclose, discuss with, or reveal the terms of this Guarantee to, any other Person except (i) to governmental taxing authorities as required for tax filing purposes, (ii) to the Party’s attorneys, accountants, and other professionals with whom he or it may consult regarding the implications of any aspect of the Guarantee, or (iii) as otherwise required by law.

(i) Construction. The Parties agree that this Guarantee was fully negotiated. The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and this Guarantee shall not be interpreted against either Party as the drafter of this Guarantee. The Parties agree and acknowledge that they have retained separate legal counsel to review this Guarantee and to provide them with legal advice prior to the execution of this Guarantee.

(j) Section Headings. The section headings used in this Guarantee are for convenience of reference only and do not constitute a part of this Guarantee and shall not be deemed to limit, characterize, or in any way affect any provision of this Guarantee, and all provisions of this Guarantee shall be enforced and construed as if no section heading had been used in this Guarantee.

(k) Pronouns. All pronouns and any variations thereof refer to the masculine, feminine, or neuter, singular or plural, as the identity of the person or persons may require.

(l) Attorney’s Fees. In the event a Party files any claim against another Party relating to or arising in any way out of this Guarantee, the prevailing Party shall be entitled to recover its reasonable attorneys’ fees, costs, and other expenses, including expert fees, incurred by such Party, in addition to any other relief.

[end of Guarantee]

5

* * * * *

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered as of the date first above written.

“Executive”

/s/ Darren Mercer
Darren Mercer, individually

“TMNA”

AGRI-FINTECH HOLDINGS, INC.
a Nevada corporation

/s/ Dozy Mmobuosi
Name: Dozy Mmobuosi
Title: CEO

“Mmobuosi”

/s/ Dozy Mmobuosi
Dozy Mmobuosi, individually

6